CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Seahawk Deep Ocean Technology, Inc.

We hereby consent to the use of our reports on Seahawk II, Ltd. and Eagle Partners, Ltd. Dated February 11, 1992, appearing in the Registration Statement on Form SB-2 of Seahawk Deep Ocean Technology, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

                                  /S/ Baumann & Company, P.A.
                                  BAUMANN & Company, P.A.
                                  Tampa, Florida

February 6, 1996